EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 8-K of our report dated March 30, 2022 relating to the consolidated financial statement of Twin Vee Powercats Co. and Subsidiaries as of and for the years ended December 31, 2021 and 2020; and, our report dated, September 9, 2022, relating to the consolidated financial statements of Twin Vee Powercats, Inc. and Subsidiary as of and for the years ended December 31, 2021 and 2020.

/s/Grassi & Co., CPAs, P.C.

Jericho, New York

December 8, 2022